UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2023

GreenLight Biosciences Holdings, PBC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39894	85-1914700
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Hartwell Ave
Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 616-8188

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRNA	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Common Stock for $11.50 per share	GRNAW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2023 (as amended on July 13, 2023), GreenLight Biosciences Holdings, PBC, a Delaware corporation (“GreenLight” or the “Company”), entered into an Agreement and Plan of Merger, dated as of May 29, 2023 (the “Merger Agreement”), with SW ParentCo, Inc., a Delaware corporation (“Parent”), and SW MergerCo, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub agreed to merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent agreed to cause Merger Sub to commence a tender offer (the “Offer”), to acquire all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), other than certain excluded shares (including the Rollover Shares (as defined below)), for $0.30 per share, net to the seller in cash, without interest thereon (the “Offer Price”), and subject to any required withholding, upon the terms and subject to the conditions of the Merger Agreement. In connection with the transactions contemplated by the Merger Agreement, Parent and certain existing stockholders of the Company (the “Rollover Stockholders”) each entered into a Contribution and Exchange Agreement (collectively, the “Contribution and Exchange Agreements”) pursuant to which the Rollover Stockholders agreed to contribute in aggregate 120,521,038 shares of Company Common Stock (the “Rollover Shares”) to Parent, in exchange for shares of Series A-2 Preferred Stock, par value $0.001 per share, of Parent.

The Offer expired at one minute after 11:59 p.m., New York City time, on July 19, 2023. Continental Stock Transfer & Trust Company, in its capacity as depositary for the Offer, advised that, as of the expiration of the Offer, a total of 18,736,159 shares of Company Common Stock were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 60.2% of the outstanding shares of Company Common Stock other than Rollover Shares. In addition, Notices of Guaranteed Delivery have been delivered for 477,399 shares of Company Common Stock, representing approximately 1.5% of the outstanding shares of Company Common Stock other than Rollover Shares. Each condition to the Offer was satisfied, and, on July 20, 2023, Merger Sub irrevocably accepted for payment all shares of Company Common Stock that were validly tendered and not withdrawn.

On July 24, 2023, following consummation of the Offer, Merger Sub merged with and into the Company, with the Company surviving the merger (the “Merger”). The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no vote of the Company’s shareholders required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each share of Company Common Stock was converted automatically into and the right to receive the Offer Price (other than shares of Company Common Stock (i) owned by the Company as treasury stock, (ii) owned by Merger Sub immediately before the Effective Time, (iii) that were irrevocably accepted by Merger Sub in the Offer, (iv) held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the DGCL or (v) that are subject to the Contribution and Exchange Agreement, subject to applicable withholding). Also at the Effective Time, each share of capital stock of Merger Sub issued and outstanding immediately before the Effective Time was converted into and become one fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation.

At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock (the “Warrants”) pursuant to the Warrant Agreement, dated January 13, 2021, by and between Environmental Impact Acquisition Corp. and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), in accordance with its terms, automatically and without any required action on the part of the holder thereof, became a Warrant exercisable for the Offer Price that such holder would have received if such Warrant had been exercised immediately prior to the Effective Time. If a holder of such Warrant properly exercises such Warrant within thirty (30) days following the public disclosure of the consummation of the Merger in this Current Report on Form 8-K, the holder of such Warrant will be entitled to receive proceeds of such exercise equal to the Black-Scholes Warrant Value (as defined in the Warrant Agreement) with respect to such Warrant, which would have been equal to $0.0220 per Warrant as of the close of trading on July 21, 2023, the last trading day prior to the Effective Time and the filing of this Current Report on Form 8-K. The exercise price of such Warrant shall be reduced to an amount equal to $0.2780 per Warrant, which is equal to the difference of the Merger Consideration minus the Black-Scholes Warrant Value. In order to be eligible to pay such reduced exercise price and receive such Black-Scholes Warrant Value, the holder of such Warrant shall be required to validly exercise such Warrant, including, in the payment of the exercise price in cash or, to the extent permitted or the Company elects to so require under the Warrant Agreement, the exercise of such Warrant on a cashless basis in accordance with the terms of the Warrant Agreement on or prior to August 21, 2023.

The foregoing summary of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on May 30, 2023 and amended on July 13, 2023 and incorporated by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On July 24, 2023, the Offer and the Merger were completed as described under “Introductory Note.”

The aggregate consideration paid by Merger Sub in the Offer and the Merger to purchase all outstanding shares of Company Common Stock (other than the Rollover Shares), was approximately $9.3 million. Parent provided Continental Stock Transfer & Trust Company, in its capacity as depositary for the Offer, with the funds necessary to complete payments of consideration to GreenLight stockholders in connection with the Offer and the Merger. The merger consideration was funded primarily through financing arrangements. Such financing included a Secured Convertible Note Purchase Agreement (the “Note Purchase Agreement”) between Parent and certain investors, to which the Company was a third party beneficiary, under which Parent issued $52.075 million of convertible secured promissory notes to the investors in connection with the signing of the Merger Agreement, inclusive of $15 million in advance notes, which were previously issued and the proceeds of which were funded to GreenLight, in each case in connection with the signing of the Merger Agreement.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the Company: (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger; and (ii) requested that Nasdaq (x) suspend trading of shares of Company Common Stock and the Warrants on July 24, 2023, and (y) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares and Warrants under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Section 15(d) of the Exchange Act be suspended, at the time such filing is permitted under SEC rules.

Item 3.03.	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of the Registrant

The disclosures under the Introductory Note, Item 2.01, Item 3.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of GreenLight, and GreenLight became a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Effective Time, each of Dr. Andrey J. Zarur, Jennifer Pardi, Dr. Charles L. Cooney, Eric O’Brien, Dr. Ganesh Kishore, Dr. Martha Schlicher and Matthew Walker resigned and ceased to be directors of the Company and members of any committee of the Company’s Board of Directors. These resignations were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

Effective immediately following these resignations, in connection with the closing of the Merger, Clay Mitchell became the sole director of the Company and President, Chief Financial Officer and Secretary of the Company. Information about the new director and executive officer is contained in the Offer to Purchase, June 21, 2023, filed by Parent and Purchaser as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO on June 21, 2023, which information is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01.	Other Items

On July 20, 2023, the Company issued a press release announcing the completion of the Offer, and on July 24, 2023, the Company issued a press release announcing the completion of the Merger, which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

(d) The following exhibits are included with this Report:

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of May 29, 2023, by and among Greenlight Biosciences Holdings, PBC, SW ParentCo, Inc. and SW MergerCo, Inc. (incorporated herein by reference to Exhibit 2.1 to the Form 8-K filed by GreenLight with the SEC on May 30, 2023).

3.1	Third Amended and Restated Certificate of Incorporation of Greenlight Biosciences Holdings, PBC.

3.2	Bylaws of Greenlight Biosciences Holdings, PBC.

99.1	Press Release, dated July 20, 2023.

99.2	Press Release, dated July 24, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT BIOSCIENCES HOLDINGS, PBC

Date: July 24, 2023	By:	/s/ Nina Thayer
Nina Thayer
General Counsel, Chief Compliance Officer & Corporate Secretary